Exhibit T3E.10
Stelco Inc.
AMENDING LETTER
March 23, 2006

Ernst & Young Inc.	Tricap Management Limited
P.O. Box 251	BCE Place
Ernst & Young Tower	181 Bay Street
222 Bay Street, 21st Floor	Suite 300, P.O. Box 771
Toronto-Dominion Centre	Toronto, ON M5E 1S9
Toronto, ON
M5K 1J7	Attention: Edwin B. Nordholm
Fax No.: (416) 365-9642
Attention: Alex Morrison
Fax No.: (416) 943-3300

Sunrise Partners Limited Partnership	Appaloosa Management L.P.
Two American Lane	26 Main Street, 1st Floor
Greenwich, Connecticut	Chatham, New Jersey
06836-2571	07928

Attention: Michael Berner	Attention: Michael Lukacs
Fax No.: (203) 862-6924	Fax No.: (973) 701-7055
Dear Sirs:

Re:	Third Amended and Restated Plan of Arrangement and Reorganization Pursuant to the Companies’ Creditors Arrangement Act (Canada) and the Canada Business Corporations Act dated December 9, 2005 (the “CCAA Plan”)
We refer to the CCAA Plan. Capitalized terms used but not defined in this Amending Letter shall have the meaning ascribed to them in the CCAA Plan.
Effective as of the date hereof, and pursuant to, and in accordance with, the provisions of Section 7.01(1) of the CCAA Plan, the CCAA Plan shall be amended as follows:
1.	The definition of Distribution Record Date in Section 1.02 of the CCAA Plan is deleted in its entirety and replaced with the following:
“Distribution Record Date” means March 28, 2006, except that references to “Distribution Record Date” in the Articles of Reorganization, including the Articles of Reorganization attached as Schedule B to the Sanction Order, shall instead mean the Effective Time on the Plan Implementation Date and, for greater certainty, references in such Articles of Reorganization to the close of business on the Distribution Record Date shall also mean the Effective Time on the Plan Implementation Date.

2

2.	The definition of Effective Time in Section 1.02 of the CCAA Plan is deleted in its entirety and replaced with the following:
“Effective Time” means the last moment on the Plan Implementation Date.
The foregoing amendments are not materially prejudicial to the interests of the Affected Creditors under the CCAA Plan.
All other terms and provisions contained in the CCAA Plan shall remain in full force and effect and unchanged.
This Amending Letter may be executed by the parties in counterparts and may be executed and delivered by facsimile and all the counterparts and facsimiles shall together constitute one and the same instrument.
This Amending Letter shall be governed and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.
Please confirm your agreement with the foregoing by executing this Amending Letter in the space provided below.
- signature page follows -

Yours truly,

STELCO INC.		STELPIPE LTD.

By:		By:
	Name:		Name:
	Title:		Title:

STELWIRE LTD.		CHT STEEL COMPANY INC.

By:		By:
	Name:		Name:
	Title:		Title:

WELLAND PIPE LTD.

By:
Name:
Title:

c:	ThorntonGroutFinnigan LLP		McMillan Binch Mendelsohn LLP
	Canadian Pacific Tower		BCE Place, Suite 4400
	32nd Floor 100 Wellington Street West		Bay Wellington Tower
	Toronto, ON M5K 1K7		181 Bay Street
Toronto, ON M5J 2T3
Attention: Robert I. Thornton
	Fax No.: (416) 304-1313		Attention: Andrew J.F. Kent and Wael
Rostom
Fax No.: (416) 865-7048

Osler, Hoskin & Harcourt LLP
Box 50, 1 First Canadian Place
Toronto, ON
M5X 1B8

Attention: Edward A. Sellers and
Marc S. Wasserman
Fax No.: (416) 862-6666

Yours truly,

STELCO INC.		STELPIPE LTD.

By:		By:
	Name:		Name:
	Title:		Title:

STELWIRE LTD.		CHT STEEL COMPANY INC.

By:		By:
	Name: Denis Fraser		Name:
	Title: President		Title:

WELLAND PIPE LTD.

By:
Name:
Title:

c:	ThorntonGroutFinnigan LLP		McMillan Binch Mendelsohn LLP
	Canadian Pacific Tower		BCE Place, Suite 4400
	32nd Floor 100 Wellington Street West		Bay Wellington Tower
	Toronto, ON M5K 1K7		181 Bay Street
Toronto, ON M5J 2T3
Attention: Robert I. Thornton
	Fax No.: (416) 304-1313		Attention: Andrew J.F. Kent and Wael
Rostom
Fax No.: (416) 865-7048

Osler, Hoskin & Harcourt LLP
Box 50, 1 First Canadian Place
Toronto, ON
M5X 1B8

Attention: Edward A. Sellers and
Marc S. Wasserman
Fax No.: (416) 862-6666

Accepted and agreed to as of this 23rd day of March, 2006

ERNST & YOUNG INC., in its	TRICAP MANAGEMENT LIMITED
capacity as court appointed Monitor of
the Applicants
By:	By:
Name: Alexander Morrison	Name:
Title: Senior Vice President	Title:

SUNRISE PARTNERS LIMITED	APPALOOSA MANAGEMENT L.P., by its
PARTNERSHIP	general partner APPALOOSA PARTNERS
INC., on behalf of certain funds for which
Appaloosa Management L.P. acts as
investment adviser
By:	By:
Name:	Name:
Title:	Title:

Accepted and agreed to as of this 23rd day of March, 2006

ERNST & YOUNG INC., in its	TRICAP MANAGEMENT LIMITED
capacity as court appointed Monitor of
the Applicants
By:	By:
Name:	Name: Edwin B. Nordholm
Title:	Title: Senior Vice President

SUNRISE PARTNERS LIMITED	APPALOOSA MANAGEMENT L.P., by its
PARTNERSHIP	general partner APPALOOSA PARTNERS
INC., on behalf of certain funds for which
Appaloosa Management L.P. acts as
investment adviser
By:	By:
Name:	Name:
Title:	Title:

Accepted and agreed to as of this 23rd day of March, 2006

ERNST & YOUNG INC., in its	TRICAP MANAGEMENT LIMITED
capacity as court appointed Monitor of
the Applicants
By:	By:
Name:	Name:
Title:	Title:

SUNRISE PARTNERS LIMITED	APPALOOSA MANAGEMENT L.P., by its
PARTNERSHIP	general partner APPALOOSA PARTNERS
INC., on behalf of certain funds for which
Appaloosa Management L.P. acts as
investment adviser
By:	By:
Name: Michael J. Berner	Name:
Title: Vice President	Title:

Accepted and agreed to as of this 23rd day of March, 2006

ERNST & YOUNG INC., in its	TRICAP MANAGEMENT LIMITED
capacity as court appointed Monitor of
the Applicants
By:	By:
Name:	Name:
Title:	Title:

SUNRISE PARTNERS LIMITED	APPALOOSA MANAGEMENT L.P., by its
PARTNERSHIP	general partner APPALOOSA PARTNERS
INC., on behalf of certain funds for which
Appaloosa Management L.P. acts as
investment adviser
By:	By:
Name:	Name:
Title:	Title: